FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HERLEY INDUSTRIES, INC.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)

              Delaware                                 23-2413500
-------------------------------                   --------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                     Identification No.)

10 Industry Drive, Lancaster, Pennsylvania                   17603
------------------------------------------                ----------
 (Address of Principal Executive Offices)                 (Zip Code)

                             1996 STOCK OPTION PLAN
                      1992 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (Full title of the plan)

                             LEE N. BLATT, CHAIRMAN
                             HERLEY INDUSTRIES, INC.
                                10 Industry Drive
                          Lancaster, Pennsylvania 17603
                     ---------------------------------------
                     (Name and address of agent for service)

                                  717-397-2777
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                         Proposed    Proposed
                                          Minimum     Maximum
   Title of Each          Amount         Offering    Aggregate     Amount of
Class of Securities        To Be         Price Per   Offering    Registration
 To be Registered       Registered     Security (1)  Price (1)        Fee
-------------------  ----------------- ------------ -----------  ------------
Common Stock, par      500,000 shs.(2)   $13.00     $ 6,500,000    $ 1,970
value $.001 per
share                1,000,000 shs.(2)   $13.00     $13,000,000    $ 3,939
------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, based upon the average of the high and low closing price reported in the consolidated reporting system on December 4, 1996. (2) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable to anti-dilution and adjustment provisions of the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below:

         (a)      The  Registrant's  latest  annual  report  filed  pursuant  to
                  Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, or either (I) the latest prospectus filed pursuant to Rule 424 (b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (II) the Registrant's effective registration statement on Form 10 filed under the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;

         (b) All other reports filed pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's documents referred to in (a) above;

         (c) The description of the class of securities to be offered which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         David H. Lieberman, a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., is a director of the Registrant. Mr. Lieberman owns 6,600 share of common stock of the Registrant and owns warrants to purchase 10,000 shares of common stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         Under provisions of the Certificate of Incorporation and By-Laws of Registrant, each person who is or was a director or officer of Registrant shall be indemnified by Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware.

         Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of Registrant, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

         If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of his duty to Registrant, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to be indemnified for such expenses.

         The officers and directors of the Company are covered by officers' and directors' liability insurance. The policy coverage is $3,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $200,000. The Company has entered into Indemnification Agreements with each of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4      (a) 1996 Stock Option Plan.

            (b) 1992 Non-Qualified Stock Option Plan.

     5.1 Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C. relating to the legality of securities under the 1996 Stock Option Plan and 1992 Non-Qualified Stock Option Plan.

    23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.

    23.2    Consent of Independent Public Accountants.

    24      Power  of  Attorney   (included  on  the  signature   page  of  this
            Registration Statement).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

               (I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, Pennsylvania on the 5th day of December, 1996.

                                        HERLEY INDUSTRIES, INC.

                                        BY:   /S/  Lee N. Blatt
                                            --------------------
                                            Lee N. Blatt
                                            Chairman of the Board

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on December 5, 1996 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Lee N. Blatt, with full power of substitution, our true and lawful attorney and agent to do any and all acts and things in our name and on our behalf in our capacities indicated below which we may deem necessary or advisable to enable Herley Industries, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto; and we do hereby ratify and confirm all that we shall do or cause to be done by virtue thereof.

                  Signature                             Title
       ----------------------------            ---------------------------

By:    /S/  Lee N. Blatt                           Chairman of the Board
    ----------------------                     -----------------------------
         Lee N. Blatt                          (Principal Executive Officer)

By:    /S/  Myron Levy                         President and Director
    ----------------------
         Myron Levy

By:    /S/  Gerald I. Klein                    Chief Technical Officer
    -------------------------                    and Director
      Gerald I. Klein

By:    /S/  Anello C. Garefino                  Vice President Finance/CFO
    ----------------------------              -----------------------------
      Anello C. Garefino                       (Principal Financial Officer)

By:   /S/  David H. Lieberman                   Director
    ---------------------------
      David H. Lieberman

By:  /S/  Thomas J. Allshouse                   Director
    --------------------------
      Thomas J. Allshouse

By:   /S/  John A. Thonet                       Director
    -----------------------
        John A.  Thonet

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

-------------------------------------------------------------------------------

                             HERLEY INDUSTRIES, INC.
-------------------------------------------------------------------------------



                         Form S-8 Registration Statement


-------------------------------------------------------------------------------


                          E X H I B I T    I N D E X

-------------------------------------------------------------------------------



                                                       Page No. In Sequential
Exhibit                                                Numbering of all pages,
Number         Exhibit Description                     including Exhibit Pages
-------    -----------------------------------------   -----------------------
 4 (a)     1996 Stock Option Plan                                9 of 23

   (b)     1992 Non-Qualified Stock Option Plan                 17 of 23

 5.1       Opinion and Consent of counsel                       22 of 23

23.1       Consent of Counsel                              See Exhibit 5

23.2       Consent of Independent Public Accountants            23 of 23

24         Power of Attorney                           Included on the signature
                                                       page of this Registration
                                                       Statement.